UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	November 28, 2007

Premier Exhibitions, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, NE, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(404) 842-2600

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
          On November 28, 2007, Premier Exhibitions, Inc. (the “Company”) and Live Nation, Inc. (“Live Nation”) entered into an Agreement under which Live Nation and the Company will co-present human anatomy exhibitions on a worldwide basis. With respect to each jointly presented exhibition, the Company will be responsible for exhibition design, installation and licensing, including the provision of expertise, exhibitry and specimens and Live Nation will be responsible for marketing, public relations, and exhibition operations and security. Pursuant to the Agreement, the Company and Live Nation intend to co-present between six and nine concurrent exhibitions at all times. Live Nation’s right to jointly present exhibitions is exclusive on a worldwide basis, except for North America, China and certain other limited geographic locations. JAM Exhibitions, LLC, will act as Live Nation’s exclusive co-promoter for exhibitions jointly presented under the Agreement.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

Date: December 3, 2007	By:/s/ Bruce Eskowitz
President and Chief Executive Officer